UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2016

PAYMENT DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 San Pedro, Suite 120, San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 249-4100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2016, we, through our wholly-owned subsidiary FiCentive, Inc., entered into a loan and security agreement with C2Go, Inc., a Nevada corporation, pursuant to which we agreed to loan a principal amount of $200,000 to C2Go with an interest rate of 10% per annum for a term of 18 months. On or before July 31, 2016, C2Go will repay an amount equal to the lesser of (i) 10% of C2Go’s gross profit, defined as revenue minus fees directly related to processing and card servicing and other third party processing expenditures, for the period April 1, 2016 through and including June 30, 2016, or (ii) all accrued and unpaid interest from the closing date until such date. Thereafter, C2Go will repay the debt and interest in monthly installments in an amount equal to the lesser of accrued and unpaid interest from the closing date or 25% of C2Go’s gross profit. There is no prepayment penalty. Any prepayment shall be in an amount not less than two months of interest on the then outstanding principal balance of the note. On the maturity date C2Go must pay the then-outstanding balance and any accrued interest.

C2Go’s obligations under the loan and security agreement will be secured by a first lien on all assets of C2Go. The debt will be senior, and any future debt incurred by C2Go must be subordinate to the debt of the loan and security agreement.

Upon repayment of the debt, C2Go will issue to us 5% of the issued and outstanding shares of common stock of C2Go as of the date of issuance, on a fully diluted basis, giving effect to any convertible securities, warrants, etc., such shares being validly issued, fully-paid and non-assessable shares for no additional consideration.

Upon an event of default the interest rate under the loan and security agreement will rise to 18% per annum.

We also entered into a card marketing and processing agreement with C2Go pursuant to which FiCentive grants C2Go a non-exclusive right to distribute, market, promote, use and/or sell prepaid cards that are managed and processed by FiCentive to C2Go’s customers that may desire to distribute compensatory payments to non-employees by electronic delivery of funds to prepaid card account products and services such as those offered by FiCentive. FiCentive will pay C2Go a monthly commission based on the amount of money loaded onto the cards by C2Go’s customers. The initial term of the card marketing and processing agreement ends on February 2, 2019, and automatically renews for additional twelve month terms, unless written notice of termination is sent to the non-canceling party at least 90 days prior to expiration of the initial term or any subsequent term.

Copies of the loan and security agreement and the card marketing and processing agreement are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Loan and Security Agreement, dated February 2, 2016, by and between C2Go, Inc., as Debtor and FiCentive, Inc., as Lender.

10.2†	Card Marketing and Processing Agreement, dated February 2, 2016, by and between FiCentive, Inc. and C2Go, Inc.

†	The Company is seeking confidential treatment for portions of this agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENT DATA SYSTEMS, INC.
Date: February 8, 2016
By: /s/ Michael R. Long
Name: Michael R. Long
Title: Chief Executive Officer